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                                                                    EXHIBIT 23.2



                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

  We hereby consent to the use in this amended registration statement on Form S-1 of our report dated March 28, 2000, except for the matters discussed in the third paragraph of Note 1, the third paragraph of Note 9, and Note 18, as to which the date is August 16, 2000, except paragraphs two and six of Note 18, as to which the date is February 2, 2001 relating to the consolidated financial statements of ATG Inc. We also consent to the incorporation by reference of our report dated March 28, 2000 relating to the financial statements and financial statement schedule, which appears in ATG's Annual Report on the amended Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such amended Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Jose, California
February 12, 2001